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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                         OF ARGONAUT TECHNOLOGIES, INC.


        Argonaut Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        A. The name of the corporation is Argonaut Technologies, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on November 10, 1994.

        B. Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

        C. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated in its entirety to read as follows:

        ONE. The name of this corporation is "Argonaut Technologies, Inc."

        TWO. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such office is Corporation Trust Company.

        THREE. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOUR. This corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock. The total number of shares of Common Stock which this corporation has authority to issue is thirty-two million two hundred thousand (32,200,000) with par value of one hundredth of one cent ($.0001) per share. The total number of shares of Preferred Stock which this corporation has authority to issue is twenty-six million two hundred thousand (26,200,000) with par value of one hundredth of one cent ($.0001) per share. Of such Preferred Stock, five million (5,000,000) shares are designated Series A Preferred Stock ("Series A Preferred"), five million (5,000,000) shares are designated Series A-1 Preferred Stock ("Series A-1

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Preferred"), three million (3,000,000) shares are designated Series B Preferred
Stock ("Series B Preferred"), three million (3,000,000) shares are designated Series B-1 Preferred Stock ("Series B-1 Preferred"), one million six hundred thousand (1,600,000) shares are designated Series C Preferred Stock ("Series C Preferred"), one million six hundred thousand (1,600,000) shares are designated Series C-1 Preferred Stock ("Series C-1 Preferred"), two million seven hundred thousand (2,700,000) shares are designated Series D Preferred Stock ("Series D Preferred"), and two million seven hundred thousand (2,700,000) shares are designated Series D-1 Preferred Stock ("Series D-1 Preferred").

        The corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

        The relative powers, preferences, special rights, qualifications, limitations and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

        1. Dividends. The holders of the Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, and Series D-1 Preferred shall be entitled on a pari passu basis, when, as and if declared by the Board of Directors of the corporation, to dividends out of the corporation's assets legally available therefor at the rate of $0.08, $0.08, $0.26, $0.26, $0.40, $0.40, $0.46, and
$0.46 respectively, per share per annum. Dividends may be declared and paid upon the Common Stock in any fiscal year of the corporation only if dividends shall have been paid to or declared and set apart for payment to all shares of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, and Series D-1 Preferred at such annual rate for such fiscal year of the corporation. After the holders of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, and Series D-1 Preferred have received their dividend preference as set forth above, the holders of Preferred Stock and Common Stock shall be entitled, when, as and if declared by the Board of Directors, to dividends out of the corporation's assets legally available therefor; provided, however, that no such dividends may be declared or paid on any shares of Common Stock or Preferred Stock unless at the same time an equivalent dividend is declared and paid on all outstanding shares of Common Stock and Preferred Stock; and provided further that the dividend on each series of Preferred Stock shall be payable at the same rate per share as would be payable on the shares of Common Stock or other securities into which such series of Preferred Stock is convertible immediately prior to the record date for such dividend. The right to dividends on shares of the Common Stock or Preferred Stock shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

        2. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the corporation (or the deemed occurrence of such event pursuant to Section 2(e) below), either

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voluntarily or involuntarily (a "Liquidation"), distributions to the stockholders of the corporation shall be made in the following manner:

            (a) Series D Preferred and Series D-1 Preferred. The holders of the Series D Preferred and Series D-1 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred, Series C-1 Preferred or Common Stock of the corporation, an amount equal to $5.75 per share for each share of Series D Preferred or Series D-1 Preferred then so held, as adjusted for stock splits, dividends, or recapitalizations, plus a further amount equal to any dividends declared but unpaid on such shares. In lieu of receiving such preferential amounts and the additional preferential amounts set forth in Section 4(c) below, the holders of Series D Preferred and Series D-1 Preferred may elect to convert such Preferred Stock into Common Stock pursuant to Section 4(a).

            If, upon such Liquidation, the assets of the corporation are insufficient to provide for the cash payment of the full aforesaid preferential amount to the holders of Series D Preferred and Series D-1 Preferred, such assets as are available shall be distributed ratably among the holders of Series D Preferred and Series D-1 Preferred in the proportion that the full preferential amount each such holder is otherwise entitled to receive bears to the full preferential amount all such holders are entitled to receive.

            (b) Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series C-1 Preferred. After payment has been made to the holders of the Series D Preferred and Series D-1 Preferred of the full preferential amount set forth in Section 2(a) above, the holders of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series C-1 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock of the corporation, an amount equal to $1.00 per share for each share of Series A Preferred or Series A-1 Preferred then so held; an amount equal to $3.25 per share for each share of Series B Preferred or Series B-1 Preferred then so held; and an amount equal to $5.00 per share for each share of Series C Preferred or Series C-1 Preferred then so held, in each case as adjusted for stock splits, dividends, or recapitalizations, plus a further amount equal to any dividends declared but unpaid on such shares. In lieu of receiving such preferential amounts, the holders of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series C-1 Preferred may elect to convert such Preferred Stock into Common Stock pursuant to Section 4(a).

            If, upon such Liquidation, the assets of the corporation are insufficient to provide for the cash payment of the full aforesaid preferential amount to the holders of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series C-1 Preferred, such assets as are available after payment of the full preferential amount set forth in Section 2(a) above, if any, shall be distributed ratably among the holders of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series C-1 Preferred in

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the proportion that the full preferential amount each such holder is otherwise entitled to receive bears to the full preferential amount all such holders are entitled to receive.

            (c) Additional Series D Preferred and Series D-1 Preferred Liquidation Preference. After payment has been made to the holders of Preferred Stock of the full preferential amounts set forth in Sections 2(a) and 2(b) above, the holders of Series D Preferred and Series D-1 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock of the corporation, an additional amount equal to (i) $1.4375, plus (ii) $0.359 for the first full twelve month period and $0.359 for each full three month period thereafter that shall have elapsed since May 10, 1999 (but in no event shall the total of (i) and (ii) exceed $5.75) per share for each share of Series D Preferred or Series D-1 Preferred then so held, as adjusted for stock splits, dividends, or recapitalizations.

            If, upon such Liquidation, the assets of the corporation are insufficient to provide for the cash payment of the full aforesaid additional preferential amount to the holders of Series D Preferred and Series D-1 Preferred, such assets as are available after payment of the full preferential amounts set forth in Sections 2(a) and 2(b) above, if any, shall be distributed ratably among the holders of Series D Preferred and Series D-1 Preferred in the proportion that the full preferential amount each such holder is otherwise entitled to receive bears to the full preferential amount all such holders are entitled to receive.

            (d) Common Stock. All of the preferential amounts to be paid to the holders of the Preferred Stock under Sections 2(a), 2(b) and 2(c) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of the Common Stock in connection with such Liquidation. After the payment or the setting apart of payment to the holders of the Preferred Stock of the preferential amounts so payable to them, the holders of the Common Stock shall be entitled to receive all remaining assets of the corporation.

            (e) Consolidation or Merger. A merger, consolidation or sale of all or substantially all of the assets of the corporation which will result in the corporation's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving, continuing or purchasing entity, shall be deemed to be a Liquidation within the meaning of this Section 2; provided, however, that any payments made may be made in cash or in securities or other property received from the acquiring entity or in a combination thereof, on the closing of such transaction.

            (f) Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this Section 2 or for any purpose, then the Board of Directors of the corporation shall promptly engage independent competent appraisers to determine the value of the assets (other than securities of the corporation) to be distributed to the holders of Preferred Stock or Common Stock. The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's

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valuation. Notwithstanding the above, any securities to be distributed to the stockholders shall be valued as follows:

               (i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

               (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

               (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock

        3. Voting Rights.

            (a) Preferred Stock. Except as otherwise provided herein or required by law, the holder of each share of Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted pursuant to Section 4 hereof at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken. Except as otherwise provided herein or required by law, the Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half rounded upward to one).

            (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

            (c) Election by Ballot. The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

        4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such Preferred Stock. Each share of Preferred Stock shall be

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convertible into the number of shares of Common Stock which results from dividing the "Conversion Price" per share in effect for such series of Preferred Stock at the time of conversion into the "Conversion Value" per share of such series of Preferred Stock. The number of shares of Common Stock into which each series of Preferred Stock is convertible is hereinafter collectively referred to as the "Conversion Rate" for such series. The initial Conversion Price per share of Series A Preferred and Series A-1 Preferred shall be $1.00. The initial Conversion Price per share of Series B Preferred and Series B-1 Preferred shall be $3.25. The initial Conversion Price per share of Series C Preferred and Series C-1 Preferred shall be $5.00. The initial Conversion Price per share of Series D Preferred and Series D-1 Preferred shall be $5.75. The Conversion Value per share of Series A Preferred and Series A-1 Preferred shall be $1.00. The Conversion Value per share of Series B Preferred and Series B-1 Preferred shall be $3.25. The Conversion Value per share of Series C Preferred and Series C-1 Preferred shall be $5.00. The Conversion Value per share of Series D Preferred and Series D-1 Preferred shall be $5.75. The Conversion Price of each series of Preferred Stock shall be subject to adjustment as hereinafter provided.

            (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering any of the corporation's Common Stock (as that term is defined under the Securities Act of 1933, as then in effect) with a sales price per share of Common Stock (as adjusted for combinations, stock dividends, subdivisions or split-ups) of at least $6.50 and with aggregate gross proceeds to the corporation, at the public offering price, of at least $25,000,000. Each share of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series C-1 Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Rate immediately upon the approval (by vote or written consent) of the holders of more than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of such series of Preferred Stock, voting together as a separate class. Each share of Series D Preferred and Series D-1 Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Rate immediately upon the approval (by vote or written consent) of the holders of more than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of such Series D Preferred and Series D-1 Preferred, voting together as a separate class.

            (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such Preferred Stock and shall give written notice to the corporation at such office that such holder elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the

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shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

            (d) Adjustments to Conversion Price of the Preferred Stock for Dilutive Issues; Special Conversion of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred:

               (i) Special Definitions. For purposes of this Section 4(d), the following definitions shall apply:

                    (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (B) "Original Issue Date" with respect to each series of Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was first issued.

                    (C) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than the Common Stock) or other securities convertible into or exchangeable for Common Stock.

                    (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the corporation, other than:

                         (1) shares of the corporation's Common Stock issued
upon conversion of the Preferred Stock;

                         (2) shares issued pursuant to the acquisition of
another corporation by the corporation by merger, purchase of substantially all of the assets, or other reorganization;

                         (3) up to 2,500,000 shares (as adjusted for stock
splits, stock dividends, or recapitalization) of the corporation's Common Stock (or related options) issued to employees, officers, directors, consultants, or other persons performing services for the corporation (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement and such additional shares issued to such persons as approved by the unanimous written consent of the Board of Directors or the unanimous vote of the members of the corporation's Board of Directors present and voting at a duly held meeting;

                         (4) shares issued to financial institutions regularly
engaged in the business of lending money or providing equipment lease financing in connection with the extension of credit to the corporation for the purpose of financing equipment, inventory, or accounts

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receivable or in connection with the lease of equipment and in both cases for other than equity financing purposes; or

                         (5) shares of the corporation's Common Stock issued in
connection with any stock split, stock dividend, or recapitalization by the corporation.

                    (E) "Pro Rata Share" with respect to each holder of Preferred Stock shall mean that portion of the total dollar amount of the Dilutive Issuance (as defined below) equal to (i) the amount of the Dilutive Issuance actually offered to all holders of Preferred Stock by the Board of Directors of the corporation (ii) multiplied by a fraction, the numerator of which is the number of shares of Preferred Stock then held by such holder, and the denominator of which is the total number of shares of Preferred Stock then outstanding.

                    (F) "Dilutive Issuance" with respect to each series of Preferred Stock shall mean an issuance of Additional Shares of Common Stock for a consideration per share less than the Conversion Price of such series of Preferred Stock in effect on the date of and immediately prior to such issuance.

                    (G) "Participating Investor" shall mean any holder of Preferred Stock that purchases at least its Pro Rata Share of a Dilutive Issuance.

                    (H) "Nonparticipating Investor" shall mean any holder of Preferred Stock that is not a Participating Investor.

               (ii) Series A-1 Shadow Preferred.

                    (A) In the event the corporation proposes to undertake a Dilutive Issuance, it shall give each holder of Series A Preferred a written notice (the "Issuance Notice") of its intention, describing the type of new securities, the price and number of shares and the general terms upon which the corporation proposes to issue such new securities, at least thirty (30) days prior to the date of such Dilutive Issuance. Each holder of Series A Preferred may, within twenty (20) days from the date of the Issuance Notice, provide written notice to the corporation that such holder agrees to become a Participating Investor for the price and upon the terms specified in the Issuance Notice. In the event that such holder fails to give such notice within the twenty (20) day period, or fails to actually purchase its Pro Rata Share of the Dilutive Issuance (other than as a result of the corporation refusing to allow such holder to so purchase its Pro Rata Share), such holder shall be deemed to be a Nonparticipating Investor.

                    (B) To the extent of the percentage of the Pro Rata Share not purchased (the "Refused Percentage") by each Nonparticipating Investor, that number of outstanding shares of Series A Preferred held by such Nonparticipating Investor equal to the product of (x) the number of shares of such series held by the Nonparticipating Investor, times (y) the Refused Percentage, shall be converted automatically on the date (the "Closing Date") of the applicable

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Dilutive Issuance (provided that the corporation gave the Issuance Notice to such holder of Series A Preferred) into an equal number of fully-paid and nonassessable shares of Series A-1 Preferred; provided, however, that prior to the Closing Date each Nonparticipating Investor shall have the right to convert such shares of Series A Preferred into shares of Common Stock at the Conversion Rate in effect for such series as of the date of such conversion.

                    (C) Upon the conversion of Series A Preferred held by a Nonparticipating Investor as set forth herein, such shares of Series A Preferred shall no longer be outstanding on the books of the corporation and may not be reissued, and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series A-1 Preferred on the Closing Date. No shares of Series A-1 Preferred shall be issued except as set forth in this
Section 4(d)(ii) upon conversion of shares of Series A Preferred.

                    (D) No adjustment in the Conversion Price of the Series A-1 Preferred shall be made in respect of the issuance of Additional Shares of Common Stock, regardless of the issuance price of such shares, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof.

                    (E) In the event that any shares of Series A-1 Preferred are issued, concurrently with such issuance, the corporation shall take all such action as may be required, including amending the Certificate of Incorporation,
(1) to cancel all authorized shares of Series A-1 Preferred Stock that remain unissued after such issuance, (2) to create and reserve for issuance upon any subsequent Dilutive Issuance a new series of Preferred Stock equal in number to the number of shares of Series A-1 Preferred so canceled and designated Series A-2 Preferred, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series A Preferred, except that the Conversion Price for such shares of Series A-2 Preferred once initially issued shall be the Conversion Price in effect immediately prior to such Dilutive Issuance and shall no longer be subject to adjustment in respect of the issuance of Additional Shares of Common Stock, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof, and (3) to amend the provisions of this Section 4 to provide that any subsequent conversion of Series A Preferred upon a Dilutive Issuance will be into shares of Series A-2 Preferred rather than Series A-1 Preferred. The corporation shall take the same actions with respect to the Series A-2 Preferred and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized.

               (iii) Series B-1 Shadow Preferred.

                    (A) In the event the corporation proposes to undertake a Dilutive Issuance, it shall give each holder of Series B Preferred an Issuance Notice, describing the type of new securities, the price and number of shares and the general terms upon which the corporation proposes to issue such new securities, at least thirty (30) days prior to the date of such Dilutive Issuance. Each holder of Series B Preferred may, within twenty (20) days from the date of the

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Issuance Notice, provide written notice to the corporation that such holder agrees to become a Participating Investor for the price and upon the terms specified in the Issuance Notice. In the event that such holder fails to give such notice within the twenty (20) day period, or fails to actually purchase its Pro Rata Share of the Dilutive Issuance (other than as a result of the corporation refusing to allow such holder to so purchase its Pro Rata Share), such holder shall be deemed to be a Nonparticipating Investor.

                    (B) To the extent of the Refused Percentage by each Nonparticipating Investor, that number of outstanding shares of Series B Preferred held by such Nonparticipating Investor equal to the product of (x) the number of shares of such series held by the Nonparticipating Investor, times (y) the Refused Percentage, shall be converted automatically on the Closing Date of the applicable Dilutive Issuance (provided that the corporation gave the Issuance Notice to such holder of Series B Preferred) into an equal number of fully-paid and nonassessable shares of Series B-1 Preferred; provided, however, that prior to the Closing Date each Nonparticipating Investor shall have the right to convert such shares of Series B Preferred into shares of Common Stock at the Conversion Rate in effect for such series as of the date of such conversion.

                    (C) Upon the conversion of Series B Preferred held by a Nonparticipating Investor as set forth herein, such shares of Series B Preferred shall no longer be outstanding on the books of the corporation and may not be reissued, and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series B-1 Preferred on the Closing Date. No shares of Series B-1 Preferred shall be issued except as set forth in this
Section 4(d)(iii) upon conversion of shares of Series B Preferred.

                    (D) No adjustment in the Conversion Price of the Series B-1 Preferred shall be made in respect of the issuance of Additional Shares of Common Stock, regardless of the issuance price of such shares, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof.

                    (E) In the event that any shares of Series B-1 Preferred are issued, concurrently with such issuance, the corporation shall take all such action as may be required, including amending the Certificate of Incorporation,
(1) to cancel all authorized shares of Series B-1 Preferred Stock that remain unissued after such issuance, (2) to create and reserve for issuance upon any subsequent Dilutive Issuance a new series of Preferred Stock equal in number to the number of shares of Series B-1 Preferred so cancelled and designated Series B-2 Preferred, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series B Preferred, except that the Conversion Price for such shares of Series B-2 Preferred once initially issued shall be the Conversion Price in effect immediately prior to such Dilutive Issuance and shall no longer be subject to adjustment in respect of the issuance of Additional Shares of Common Stock, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof, and (3) to amend the provisions of this Section 4 to provide that any subsequent conversion of Series B Preferred upon a Dilutive Issuance will be into shares of Series B-2 Preferred rather than

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Series B-1 Preferred. The corporation shall take the same actions with respect to the Series B-2 Preferred and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized.

               (iv) Series C-1 Shadow Preferred.

                    (A) In the event the corporation proposes to undertake a Dilutive Issuance, it shall give each holder of Series C Preferred an Issuance Notice, describing the type of new securities, the price and number of shares and the general terms upon which the corporation proposes to issue such new securities, at least thirty (30) days prior to the date of such Dilutive Issuance. Each holder of Series C Preferred may, within twenty (20) days from the date of the Issuance Notice, provide written notice to the corporation that such holder agrees to become a Participating Investor for the price and upon the terms specified in the Issuance Notice. In the event that such holder fails to give such notice within the twenty (20) day period, or fails to actually purchase its Pro Rata Share of the Dilutive Issuance (other than as a result of the corporation refusing to allow such holder to so purchase its Pro Rata Share), such holder shall be deemed to be a Nonparticipating Investor.

                    (B) To the extent of the Refused Percentage by each Nonparticipating Investor, that number of outstanding shares of Series C Preferred held by such Nonparticipating Investor equal to the product of (x) the number of shares of such series held by the Nonparticipating Investor, times (y) the Refused Percentage, shall be converted automatically on the Closing Date of the applicable Dilutive Issuance (provided that the corporation gave the Issuance Notice to such holder of Series C Preferred) into an equal number of fully-paid and nonassessable shares of Series C-1 Preferred; provided, however, that prior to the Closing Date each Nonparticipating Investor shall have the right to convert such shares of Series C Preferred into shares of Common Stock at the Conversion Rate in effect for such series as of the date of such conversion.

                    (C) Upon the conversion of Series C Preferred held by a Nonparticipating Investor as set forth herein, such shares of Series C Preferred shall no longer be outstanding on the books of the corporation and may not be reissued, and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series C-1 Preferred on the Closing Date. No shares of Series C-1 Preferred shall be issued except as set forth in this
Section 4(d)(iv) upon conversion of shares of Series C Preferred.

                    (D) No adjustment in the Conversion Price of the Series C-1 Preferred shall be made in respect of the issuance of Additional Shares of Common Stock, regardless of the issuance price of such shares, except for the issuance of such shares as a stock dividend, stock split, recapitalization or in connection with such other transaction as provided in paragraph 4(e) hereof.

                    (E) In the event that any shares of Series C-1 Preferred are issued, concurrently with such issuance, the corporation shall take all such action as may be required, including amending the Certificate of Incorporation, (1) to cancel all authorized shares of Series C-1 Preferred Stock that remain unissued after such issuance, (2) to create and reserve for issuance upon any subsequent Dilutive Issuance a new series of Preferred Stock equal in number to the number of shares of Series C-1 Preferred so cancelled and designated Series C-2 Preferred, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series C Preferred, except that the Conversion Price for such shares of Series C-2 Preferred once initially issued shall be the Conversion Price in effect immediately prior to such Subsequent Dilutive Issuance and shall no longer be subject to adjustment in respect of the issuance of Additional Shares of Common Stock, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof, and (3) to amend the provisions of this Section 4 to provide that any subsequent conversion of Series C Preferred upon a Dilutive Issuance will be into shares of Series C-2 Preferred rather than Series C-1 Preferred. The corporation shall take the same actions with respect to the Series C-2 Preferred and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized.

               (v) Series D-1 Shadow Preferred.

                    (A) In the event the corporation proposes to undertake a Dilutive Issuance, it shall give each holder of Series D Preferred an Issuance Notice, describing the type of new securities, the price and number of shares and the general terms upon which the corporation proposes to issue such new securities, at least thirty (30) days prior to the date of such Dilutive Issuance. Each holder of Series D Preferred may, within twenty (20) days from the date of the Issuance Notice, provide written notice to the corporation that such holder agrees to become a Participating Investor for the price and upon the terms specified in the Issuance Notice. In the event that such holder fails to give such notice within the twenty (20) day period, or fails to actually purchase its Pro Rata Share of the Dilutive Issuance (other than as a result of the corporation refusing to allow such holder to so purchase its Pro Rata Share), such holder shall be deemed to be a Nonparticipating Investor.

                    (B) To the extent of the Refused Percentage by each Nonparticipating Investor, that number of outstanding shares of Series D Preferred held by such Nonparticipating Investor equal to the product of (x) the number of shares of such series held by the Nonparticipating Investor, times (y) the Refused Percentage, shall be converted automatically on the Closing Date of the applicable Dilutive Issuance (provided that the corporation gave the Issuance Notice to such holder of Series D Preferred) into an equal number of fully-paid and nonassessable shares of Series D-1 Preferred; provided, however, that prior to the Closing Date each Nonparticipating Investor shall have the right to convert such shares of Series D Preferred into shares of Common Stock at the Conversion Rate in effect for such series as of the date of such conversion.

                    (C) Upon the conversion of Series D Preferred held by a Nonparticipating Investor as set forth herein, such shares of Series D Preferred shall no longer be outstanding on the books of the corporation and may not be reissued, and the Nonparticipating

Investor shall be treated for all purposes as the record holder of such shares of Series D-1 Preferred on the Closing Date. No shares of Series D-1 Preferred shall be issued except as set forth in this Section 4(d)(v) upon conversion of shares of Series D Preferred.

                    (D) No adjustment in the Conversion Price of the Series D-1 Preferred shall be made in respect of the issuance of Additional Shares of Common Stock, regardless of the issuance price of such shares, except for the issuance of such shares as a stock dividend, stock split, recapitalization or in connection with such other transaction as provided in paragraph 4(e) hereof.

                    (E) In the event that any shares of Series D-1 Preferred are issued, concurrently with such issuance, the corporation shall take all such action as may be required, including amending the Certificate of Incorporation,
(1) to cancel all authorized shares of Series D-1 Preferred Stock that remain unissued after such issuance, (2) to create and reserve for issuance upon any subsequent Dilutive Issuance a new series of Preferred Stock equal in number to the number of shares of Series D-1 Preferred so cancelled and designated Series D-2 Preferred, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series D Preferred, except that the Conversion Price for such shares of Series D-2 Preferred once initially issued shall be the Conversion Price of Series D-1 Preferred in effect immediately prior to such Subsequent Dilutive Issuance and shall no longer be subject to adjustment in respect of the issuance of Additional Shares of Common Stock, except for the issuance of such shares as a stock dividend, stock split, or in connection with such other transaction as provided in paragraph 4(e) hereof, and (3) to amend the provisions of this
Section 4 to provide that any subsequent conversion of Series D Preferred upon a Dilutive Issuance will be into shares of Series D-2 Preferred rather than Series D-1 Preferred. The corporation shall take the same actions with respect to the Series D-2 Preferred and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized.

               (vi) Deemed Issue of Additional Shares of Common Stock. In the event the corporation at any time or from time to time after the Original Issue Date in respect of a series of Preferred Stock shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time and without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued with respect to a series of Preferred Stock unless the consideration per share (determined pursuant to Section 4(d)(viii) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price for such series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                    (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (1) in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                         (2) in the case of Options for Convertible Securities,
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                    (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                    (E) in the case of any Options which expire by their terms not more than 90 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

               (vii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(vi)) after the Original Issue Date without consideration or for consideration per share less than the Conversion Price for Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Preferred Stock) plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon conversion of the outstanding Preferred Stock) plus the number of such Additional Shares of Common Stock so issued.

               (viii) Determination of Consideration. For purposes of this
Section 4(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (A) Cash and Property. Such consideration shall:

                         (1) insofar as it consists of cash, be computed at the
aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         (2) insofar as it consists of property other than cash,
be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board irrespective of any accounting treatment; and

                         (3) in the event Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

                    (B) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(vi), relating to Options and Convertible Securities, shall be determined by dividing

                         (x) the total amount, if any, received or receivable by
the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                         (y) the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (e) Adjustment of Conversion Price. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price for each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

               (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of shares of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (iii) In case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up, reverse stock split, or combination of shares), the shares of each series of Preferred Stock shall, after such reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the corporation to which such holder would have been entitled if immediately prior to such reorganization or reclassification such holder had converted its shares of such series of Preferred Stock into Common

Stock. The provisions of this Section 4(e)(iii) shall similarly apply to successive reorganizations or reclassifications.

            (f) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value for such Common Stock as determined in accordance with Section 2(c).

            (g) Adjustment Threshold and Recording. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price. All calculations under this
Section 4 shall be made to the nearest one hundredth of a cent ($0.0001) or to the nearest one hundredth (1/100) of a share, as the case may be.

            (h) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets excluding cash dividends or options or rights not referred to in subsection 4(e), then in each such case for the purpose of this subsection 4(h), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

            (i) No Impairment. The corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, recapitalization, tender offer, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. This provision shall not restrict the corporation from amending its Certificate of Incorporation in accordance with
(A) the General Corporation Law of the State of Delaware and (B) the applicable consent and voting provisions stated herein.

            (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Price at the time in effect for each series of Preferred Stock, and

(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock held by such holder.

            (k) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

            (l) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, subject to such stockholder approval as may be required.

            (m) Status of Converted Stock. In the event any shares of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, or Series D-1 Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

            (n) Notices. Any notice required by the provisions of this Section 4 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the corporation.

        5 Protective Provisions.

            (a) So long as 500,000 shares of the Series A Preferred or Series A-1 Preferred shall be outstanding the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than fifty percent of the outstanding shares of Series A Preferred and Series A-1 Preferred:

               (i) Authorized Number. Increase the authorized number of shares of Series A Preferred or Series A-1 Preferred; or

               (ii) No Adverse Change. Directly and adversely alter or change the rights, preferences or privileges of the outstanding shares of Series A Preferred or Series A-1 Preferred; or

               (iii) Create Any New Class or Series. Create any new class or series of shares having a dividend or liquidation preference senior to that of the outstanding Series A Preferred or Series A-1 Preferred; or

               (iv) Section 305. Do any act or thing which would result in the taxation of the holders of the Series A Preferred or Series A-1 Preferred under
Section 305 of the Internal Revenue Code of 1986, as amended (or any successor provision).

            (b) So long as 500,000 shares of the Series B Preferred or Series B-1 Preferred shall be outstanding the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than fifty percent of the outstanding shares of Series B Preferred and Series B-1 Preferred:

               (i) Authorized Number. Increase the authorized number of shares of Series B Preferred or Series B-1 Preferred; or

               (ii) No Adverse Change. Directly and adversely alter or change the rights, preferences or privileges of the outstanding shares of Series B Preferred or Series B-1 Preferred; or

               (iii) Create Any New Class or Series. Create any new class or series of shares having a dividend or liquidation preference senior to that of the outstanding Series B Preferred or Series B-1 Preferred; or

               (iv) Section 305. Do any act or thing which would result in the taxation of the holders of the Series B Preferred or Series B-1 Preferred under
Section 305 of the Internal Revenue Code of 1986, as amended (or any successor provision); or

               (v) Dividends. Pay any dividends on, or redeem any shares of, Common Stock.

            (c) So long as 200,000 shares of the Series C Preferred or Series C-1 Preferred shall be outstanding the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than fifty percent of the outstanding shares of Series C Preferred and Series C-1 Preferred:

               (i) Authorized Number. Increase the authorized number of shares of Series C Preferred or Series C-1 Preferred; or

               (ii) No Adverse Change. Directly and adversely alter or change the rights, preferences or privileges of the outstanding shares of Series C Preferred or Series C-1 Preferred; or

               (iii) Create Any New Class or Series. Create any new class or series of shares having a dividend or liquidation preference senior to that of the outstanding Series C Preferred or Series C-1 Preferred; or

               (iv) Section 305. Do any act or thing which would result in the taxation of the holders of the Series C Preferred or Series C-1 Preferred under
Section 305 of the Internal Revenue Code of 1986, as amended (or any successor provision); or

               (v) Dividends. Pay any dividends on, or redeem any shares of Common Stock.

            (d) So long as 500,000 shares of the Series D Preferred or Series D-1 Preferred shall be outstanding the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than two-thirds (66-2/3%) of the outstanding shares of Series D Preferred and Series D-1 Preferred, voting together as a separate class:

               (i) Authorized Number. Increase the authorized number of shares of Series D Preferred or Series D-1 Preferred; or

               (ii) No Adverse Change. Directly and adversely alter or change the rights, preferences or privileges of the outstanding shares of Series D Preferred or Series D-1 Preferred; or

               (iii) Create Any New Class or Series. Create any new class or series of shares having a dividend or liquidation preference senior to that of the outstanding Series D Preferred or Series D-1 Preferred; or

               (iv) Section 305. Do any act or thing which would result in the taxation of the holders of the Series D Preferred or Series D-1 Preferred under
Section 305 of the Internal Revenue Code of 1986, as amended (or any successor provision); or

               (v) Dividends. Pay any dividends on, or redeem any shares of Common Stock.

            (e) So long as 500,000 shares of the Preferred Stock shall be outstanding the corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than 60% of the outstanding shares of Preferred Stock (voting together as a separate class), authorize the merger, consolidation or sale of all or substantially all of the assets of the corporation which will result in the corporation's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving, continuing or purchasing entity.

        FIVE. The corporation is to have perpetual existence.

        SIX. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

        SEVEN. The number of directors which constitute the whole Board of Directors of the corporation shall be as specified in the Bylaws of the corporation.

        EIGHT. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

        NINE. (a) The corporation shall indemnify each of the corporation's directors and officers in each and every situation where, under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), the corporation is permitted or empowered to make such indemnification. The corporation may, in the sole discretion of the Board of Directors of the corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

            (b) No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article NINE, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

            (c) Neither any amendment nor repeal of this Article NINE, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINE, shall eliminate or reduce the effect of this Article NINE in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINE, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        TEN. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the corporation.

        ELEVEN. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        TWELVE. Subject to the General Corporation Law of the State of Delaware and Section 5 hereof, the corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by David P. Binkley, its President, and attested by Michael J. O'Donnell, its Secretary, this May __, 1999.


                                                   ARGONAUT TECHNOLOGIES, INC.


                                                   By:
                                                      --------------------------
                                                          David P. Binkley
                                                          President


ATTEST:


---------------------------
Michael J. O'Donnell
Secretary